Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 110 to the Registration Statement on Form N-1A of Fidelity Securities Fund: Fidelity Growth & Income Portfolio of our report dated September 11, 2014; Fidelity Blue Chip Value Fund and Fidelity Small Cap Value Fund of our reports dated September 12, 2014; Fidelity Small Cap Growth Fund of our report dated September 15, 2014; and Fidelity Leveraged Company Stock Fund and Fidelity Dividend Growth Fund of our reports dated September 16, 2014 relating to the financial statements and financial highlights included in the July 31, 2013 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts September 23, 2014